Exhibit 99.5

FUND III PROJECTS

Condensed Combined Financial Statements

As of June 30, 2024,

For the three and six months ended June 30, 2024

(Unaudited)

FUND III PROJECTS
Condensed Combined Balance Sheets
(Unaudited)
(In thousands)

June 30, 2024
Assets

Current assets:
Restricted cash	$56,524
Accounts receivable and affiliates	76,605
Inventory	99,541
Prepaid expenses	24,362
Assets from risk management activities	120,855
Other current assets	17,981
Total current assets	395,868

Property, plant, and equipment	3,219,132
Accumulated depreciation	(952,485)
Property, plant, and equipment, net	2,266,647

Assets from risk management activities, long term	157,017
Operating lease right-of-use assets, net	5,289
Other noncurrent assets	132,984
Total assets	$2,957,805

Liabilities and Members’ Equity

Current liabilities:
Short term debt	27,100
Accounts payable and affiliates and accrued expenses	66,825
Liabilities from risk management activities	232,082
Operating lease liabilities	654
Other current liabilities	9,751
Total current liabilities	336,412

Long term debt	1,885,185
Liabilities from risk management activities, long term	230,777
Asset retirement obligations	81,681
Operating lease liabilities	4,972
Other long term liabilities	20,875
Total liabilities	2,559,902

Members’ equity	397,903

Total liabilities and members’ equity	$2,957,805

See accompanying notes to the interim condensed combined financial statements

FUND III PROJECTS

Condensed Combined Statements of Operations

For the three and six months ended June 30, 2024

(Unaudited)

(In thousands)

	Three months	Six months
	ended June 30,	ended June 30,
	2024	2024
Revenues:
Energy and capacity revenues	$240,166	$458,593
Gain on risk management activities	116,934	83,608
Other revenue	5,322	10,617

Total revenues	362,422	552,818

Operating expenses:
Fuel and transportation	78,135	186,361
Loss on risk management activities	26,288	18,873
Operating and maintenance	48,730	104,812
General and administrative	10,368	19,757
Depreciation	29,892	59,864
Accretion	1,090	2,180
Total operating expenses	194,503	391,847

Operating income	167,919	160,971

Interest expense, net	(46,251)	(89,056)
Other loss, net	(33,847)	(34,317)
Equity in net loss of unconsolidated affiliate	(452)	(675)

Net income	$87,369	$36,923

See accompanying notes to the interim condensed combined financial statements

FUND III PROJECTS

Condensed Combined Statements of Members’ Equity

For the three and six months ended June 30, 2024

(Unaudited)

(In thousands)

Members’
equity
Balances at March 31, 2024	$323,487

Net income	87,369
Capital contribution	11,776
Distributions	(24,729)
Balances at June 30, 2024	$397,903

Balances at December 31, 2023	$363,038

Net income	36,923
Capital contribution	22,671
Distributions	(24,729)
Balances at June 30, 2024	$397,903

See accompanying notes to the interim condensed combined financial statements

FUND III PROJECTS

Condensed Combined Statements of Cash Flows

For the three and six months ended June 30, 2024

(Unaudited)

(In thousands)

	Three months	Six months
	ended June 30,	ended June 30,
	2024	2024
Cash flows from operating activities:
Net income	$87,369	$36,923

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	29,892	59,864
Amortization of deferred financing costs	2,884	5,752
Amortization of right-of-use assets	108	215
Unrealized (gain) loss on derivative instruments	(93,253)	(38,464)
Impairment of investment	30,586	30,586
Equity in net loss (income) of unconsolidated affiliates	(104)	121
Accretion of asset retirement obligations	1,090	2,180
Change in assets and liabilities:
Decrease (increase) in accounts receivable	(22,217)	(27,393)
Decrease (increase) in inventory and capital spares	(180)	(3,941)
Decrease (increase) in prepaid expenses	(1,837)	3,383
(Increase) decrease in other current assets	(5,039)	(2,770)
(Increase) decrease in other noncurrent assets	(3,892)	(2,532)
Increase (decrease) in operating lease liabilities	(2)	(383)
Increase (decrease) in accounts payable and accrued expenses	(410)	(27,225)
Increase (decrease) in other current liabilities	6,149	9,751
(Decrease) increase in deferred revenue	(397)	(1,548)
Decrease (increase) in other long term liabilities	(2,310)	(2,492)
Net cash provided by operating activities	28,437	42,027

Cash flows from investing activities:
Capital expenditures	(5,268)	(9,254)
Net cash used in investing activities	(5,268)	(9,254)

Cash flows from financing activities:
Principal payments on long term debt	(24,957)	(49,301)
Proceeds from working capital loans	2,000	11,200
Capital contributions	11,776	22,671
Cash distribution	(17,566)	(17,566)
Net cash used in financing activities	(28,747)	(32,996)

Net change in restricted cash	(5,578)	(223)
Restricted cash, beginning of period	62,102	56,747
Restricted cash, end of period	$56,524	$56,524

Supplemental disclosure of cash flow information:
Cash paid for interest	$47,506	$94,996

Supplemental disclosure of noncash financing activities:
In May 2024, the Company transferred its equity interest in a certain generation facility	$(7,163)	$(7,163)

FUND III PROJECTS

Notes to the Condensed Consolidated Financial Statements

For the three and six months ended June 30, 2024

(1)	Organization

The accompanying condensed combined financial statements of Fund III Projects (the “Company”), includes the operations and assets held by the operating entities Granite Generation, LLC (“Granite”), Helix Gen Funding, LLC (“Helix”), and Ocean State Power LLC (“Ocean State”). Helix also owns 100% in Rise Light & Power, LLC and subsidiaries (“Rise”). The operating entities hold an array of generation facilities (collectively, the “Generation Facilities”) that are strategically positioned in key power markets, including PJM Interconnection LLC (“PJM”), ISO-New England Inc. (“ISO-NE”), and New York Independent System Operator (“NYISO”).

The operating entities were historically owned by LS Power Equity Partners III, L.P., an investment vehicle of LS Power Development LLC. On August 9, 2024 the operating entities were contributed to Lightning Power Holdings, LLC, a newly formed entity (refer to Note 12).

The Generation Facilities owned by the Company are described below:

Generation Facilities	Location	Size	Year operational	Type
Springdale Energy, LLC	Springdale, PA	700 MW	1999-2003	Simple & Combined Cycle
Gans Energy, LLC	Gans, PA	96 MW	2000	Simple Cycle
Chambersburg Energy, LLC	Chambersburg, PA	100 MW	2001	Simple Cycle
Aurora Generation, LLC	Aurora, IL	1,050 MW	2001	Simple Cycle
Rockford Generation, LLC	Rockford, IL	550 MW	2000/2002	Simple Cycle
Armstrong Power, LLC	Shelocta, PA	780 MW	2002	Simple Cycle
Troy Energy, LLC	Luckey, OH	780 MW	2002	Simple Cycle
Helix Ironwood, LLC	Lebanon, PA	760 MW	2001	Combined Cycle
Helix Ravenswood, LLC	Queens, NY	2,002 MW	1963	Simple & Combined Cycle
Ocean State Power, LLC	Burrillville, RI	560 MW	1990	Combined Cycle

(2)	Summary of Significant Accounting Policies

Basis of Presentation

The condensed combined financial statements of the Company have been prepared by us, without audit, in accordance with U.S. generally accepted accounting principles (U.S. GAAP). Certain information and footnote disclosures normally included in annual financial statements have been condensed or omitted as permitted by such rules and regulations. All normal recurring adjustments have been included, and intercompany transactions have been eliminated in the interim condensed and combined financial statements. Management believes the disclosures are adequate to present fairly the financial position, results of operations, and cash flows at the dates and for the periods presented. These condensed combined consolidated financial statements be read in conjunction with the audited consolidated combined financial statements and the notes for the period January 1, 2024 to August 8, 2024, and for the year ended December 31, 2023. Results for interim periods are not necessarily indicative of those to be expected for the fiscal year.

These condensed combined financial statements and notes reflect the Company’s evaluation of events occurring subsequent to the condensed combined balance sheet date through August 15, 2025, the date the condensed combined financial statements were issued.

FUND III PROJECTS

Notes to the Condensed Consolidated Financial Statements

For the three and six months ended June 30, 2024

Use of Estimates

Management makes estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities and reported amounts of revenues and expenses to prepare the condensed combined financial statements in conformity with U.S. GAAP. The most significant of these estimates and assumptions relate to derivative instruments and asset retirement obligations. Actual results could differ materially from those estimates.

Restricted Cash

Restricted cash consists of amounts that are restricted under the terms of certain financing agreements from transfer or dividend until such time as certain conditions are met. Such restricted cash is used primarily for operating expenses and debt service.

(3)	Select Balance Sheet Information

Inventory

As of June 30, 2024, spare parts inventory, natural gas, and fuel oil were $53.3 million, $0.5 million and $45.7 million, respectively.

Asset Retirement Obligations

As of June 30, 2024, the Company has a liability of approximately $81.7 million for asset retirement obligations to provide for the future removal and dismantling of certain generation facilities. Accretion expense was $1.1 million and $2.2 million for the three and six months ended June 30, 2024, respectively.

Property, Plant and Equipment, Net

Property, plant and equipment are stated at cost, less accumulated depreciation. As of June 30, 2024, Property, plant and equipment, net consisted of the following (in thousands):

June 30, 2024
Land and improvements	$87,879
Plant and equipment	3,072,446
Computer software and hardware	6,613
Vehicles	426
Warehouse Storage	209
Mechanical equipment	1,805
Office furniture and equipment	260
Construction in progress	11,070
Capital spares	38,424
Total property, plant and equipment	3,219,132
Accumulated depreciation	(952,485)
Property, plant and equipment, net	$2,266,647

For the three and six months ended June 30, 2024, depreciation expense for property, plant and equipment was $29.9 million and $59.9 million, respectively.

FUND III PROJECTS

Notes to the Condensed Consolidated Financial Statements

For the three and six months ended June 30, 2024

Other Noncurrent Assets

Other Noncurrent Assets primarily consists of an initial loan that was made by Rise to Attentive Energy LLC (Attentive). The loan accrues interest at 7% per annum and expires December 31, 2027. As of June 30, 2024, the Company had a loan receivable of $133.0 million. Other noncurrent assets are stated at their carrying values, net of a reserve for doubtful accounts, based on evidence of collectability. There were no impairments to other noncurrent assets as of June 2024.

Regional Greenhouse Gas Initiative Allowances

The Company is located in states that participate in the Regional Greenhouse Gas Initiative (RGGI) to reduce greenhouse gas emissions.

As of June 30, 2024, the Company recorded accounts payable of $19.6 million related to RGGI liabilities. For the three and six months ended June 30, 2024, RGGI allowance expense was $11.1 million and $18.2 million, respectively, and was recorded as part of Fuel and transportation expenses in the combined statements of operations.

(4)	Revenue Recognition

Capacity revenue is recognized over time as the Company satisfies its performance obligation of maintaining available generation capacity at negotiated contract terms. Energy revenue consists of physical and financial transactions and is recognized when the performance obligation is satisfied upon delivery of electricity to customers. Physical transactions or the sale of generated electricity to meet supply are recorded on a gross basis in the accompanying combined statements of operations in accordance with ASC 606, Revenue from Contracts with Customers. The Company elected to apply the practical expedient to recognize revenue in the amount it has the right to invoice for both capacity and energy revenue, as this represents the value transferred to customers. For the three and six months ended June 30, 2024, capacity revenue amounted to $99.2 million and $187.7 million, respectively, which are reflected as a component of energy and capacity revenues in the accompanying condensed combined statements of operations.

(5)	Equity Method Investment

The Company holds 16.3% equity interest in Attentive. The Company accounts for this investment using the equity method of accounting as the Company exercises significant influence but not control over the Attentive's operating and financial policies. As of December 31, 2023, the carrying value of the investment in Attentive was $30.6 million. During the three and six months ended June 30, 2024 the Company determined that its investment in Attentive was impaired due to significant regulatory and contractual challenges that materially reduced the likelihood of Attentive’s projects progressing as planned. As a result, the carrying value was written down by $30.6 million to $0. This impairment loss was recorded in Other (loss) income, net in the combined statements of operations. There was no material operating activity in Attentive during the periods presented. See Note 3 – Other Noncurrent Assets regarding the loan receivable from Attentive.

FUND III PROJECTS

Notes to the Condensed Consolidated Financial Statements

For the three and six months ended June 30, 2024

(6)	Facility and Contract Commitments

Energy Management Agreements

The Company incurred costs under energy management agreements (EMAs) of $0.6 million and $1.1 million for the three and six month periods ended June 30, 2024, respectively, recorded in general and administrative expense. The characteristics and details of the EMAs remain consistent with those disclosed in the annual financial statements for the year ended December 31, 2023, with no material updates during the interim period.

Operation and Maintenance Agreements

The Company incurred costs under operation and maintenance agreements (O&M) agreements of $14.3 million and $29.0 million for the three and six month periods ended June 30, 2024, respectively, recorded in Operating and maintenance expense. The characteristics and details of the O&M agreements remain consistent with those disclosed in the annual financial statements for the year ended December 31, 2023, with no material updates during the interim period.

Asset Management and Fuel Supply Agreements

The Company incurred costs under asset management and fuel supply agreements of $56.5 million and $145.3 million for the three and six month periods ended June 30, 2024, respectively, recorded in Fuel and transportation expense. The characteristics and details of these agreements remain consistent with those disclosed in the annual financial statements for the year ended December 31, 2023, with no material updates during the interim period.

Gas Transportation and Storage Agreements

The Company incurred costs under gas transportation agreements of $9.8 million and $20.1 million for the three and six month periods ended June 30, 2024, respectively, recorded in Fuel and transportation expense. The characteristics and details of these agreements remain consistent with those disclosed in the annual financial statements for the year ended December 31, 2023, with no material updates during the interim period.

Equipment Maintenance Agreements

The Company made payments under long-term service agreements (LTSAs), term warranty contracts (TWCs), and contractual service agreements (CSAs) totaling $7.1 million and $2.3 million for the three and six month periods ended June 30, 2024, respectively. Excess payments or costs are reflected in Accounts Payable, Other long-term liabilities, or Other current assets, as applicable, in the condensed combined balance sheets. The characteristics and details of these agreements remain consistent with those disclosed in the annual financial statements for the year ended December 31, 2023, with no material updates during the interim period.

Physical Gas Call Option Agreements

The Company incurred costs under physical gas call option agreements of $64.3 million and $160.7 million for the three and six month periods ended June 30, 2024, respectively, recorded in Fuel and transportation expense. The characteristics and details of these agreements remain consistent with those disclosed in the annual financial statements for the year ended December 31, 2023, with no material updates during the interim period.

FUND III PROJECTS

Notes to the Condensed Consolidated Financial Statements

For the three and six months ended June 30, 2024

Capacity Agreements

The Company has agreements to sell capacity at fixed quantities and prices for specified periods. The characteristics and details of these agreements remain consistent with those disclosed in the annual financial statements for the year ended December 31, 2023, with no material updates during the interim period.

Electric and Gas Interconnection Agreements

The Company maintains electric and gas interconnection agreements to connect its generation facilities to the power grid and natural gas pipelines. No maintenance costs were incurred under these agreements for the three and six months periods ended June 30, 2024. The characteristics and details of these agreements remain consistent with those disclosed in the annual financial statements for the year ended December 31, 2023, with no material updates during the interim period.

The Company’s significant long-term contractual and commercial commitments are summarized above.

(7)	Financing Arrangements

Our financing arrangements consisted of the following as of June 30, 2024 (in thousands):

Loan agreement	June 30, 2024
Term Loans	$1,913,494
Revolving Facility	27,100
Total debt principal	1,940,594
Less: unamortized debt issuance costs and discount	(28,309)
Total debt	1,912,285
Less: short term debt	(27,100)
Long term debt	$1,885,185

Granite

In November 2019, Granite entered into a credit agreement with a group of lenders (the Granite Credit Agreement).

The Credit Agreement consists of the following:

a)	$1.4 billion seven-year term loan (the Granite Term Loan)

b)	$100 million five year revolving and Line of Credit (LOC) facility (Granite Revolving Facility)

As of June 30, 2024, there was $1.2 billion outstanding under the Granite Term Loan. LOCs outstanding under the Granite Revolving Facility totaled $40.9 million. Granite was in compliance with all covenants as of June 30, 2024.

FUND III PROJECTS

Notes to the Condensed Consolidated Financial Statements

For the three and six months ended June 30, 2024

The one-month interest rate in effect for the Granite Term Loan was 9.21% as of June 30, 2024.

Amortization of debt issuance and deferred financing costs for the three and six months periods ended June 30, 2024, totaled $1.1 million and $2.2 million, respectively.

Helix

On July 13, 2023, Helix executed a credit agreement with a group of lenders (the Helix Credit Agreement). The Helix Credit Agreement consisted of the following:

a)	$675 million term loan with a termination date of December 31, 2027 (Helix Term Loan);

b)	$175 million revolving and LOC facility with a termination date of September 30, 2027 (Helix Revolving Facility), until September 29, 2023, which then reduced to $150 million.

As of June 30, 2024, there was $587.1 million outstanding under the Helix Term Loan. LOCs outstanding under the Helix Revolving Facility totaled $75.5 million. Helix was in compliance with all covenants as of June 30, 2024.

The interest rate in effect for the Helix Term Loan was 10.08% as of June 30, 2024.

Amortization of debt issuance and deferred financing costs for the three and six-month periods ended June 30, 2024, totaled $1.5 million and $3.1 million, respectively.

Ocean State

On August 8, 2018, Ocean State executed a credit agreement with a group of lenders (the Ocean State Credit Agreement). The Ocean State Credit Agreement consists of the following:

a)	$230 million seven-year term loan (the Ocean State Term Loan);

b)	$30 million seven year revolving and letter of credit facility (the Ocean State Revolving Facility)

As of June 30, 2024, there was $172.7 million outstanding under the Ocean State Term Loan. LOCs outstanding under the Ocean State Revolving Facility totaled $1.9 million to satisfy debt service reserve requirements. Ocean State was in compliance with all covenants as of June 30, 2024.

The interest rate in effect for the Ocean State Term Loan was 8.18% as of June 30, 2024.

Amortization of debt issuance and deferred financing costs for the three and six month periods ended June 30, 2024, totaled $218.1 thousand and $435.1 thousand, respectively.

FUND III PROJECTS

Notes to the Condensed Consolidated Financial Statements

For the three and six months ended June 30, 2024

(8)	Derivative Instruments and Hedging Activities

The Company enters into interest rate swaps to reduce its exposure to market risks from changing interest rates and commodity derivatives to reduce its exposure to market fluctuations of energy prices and gas prices. The Company is a party to the following derivative instruments:

Interest Rate Swaps

Granite

The Company had several interest rate swaps with amortizing notional values with various counterparties, maturing in December 2023, to effectively convert the floating interest rate on a portion of the Term Loan to fixed interest rates ranging from 1.20% to 2.88%. The Company records changes in the fair value of the interest rate swaps in the accompanying condensed combined statement of operations in the current period.

Helix

In July 2023, the Company entered into three interest rate swap agreements with an initial aggregate amortizing notional amount of approximately $333.5 million, to effectively convert the floating interest rate on a portion of the Term Loan to a fixed interest rate averaging 3.87% for each of the quarterly periods ending September 30, 2023 through December 31, 2027. The Company records changes in the fair value of the interest rate swaps in the accompanying condensed combined statement of operations in the current period.

Heat Rate Call Option

The Company entered into two daily financial heat rate call option contracts with various counterparties. The contracts provided for receipt of fixed option premium payments by the Company, net of energy settlements based on a fixed heat rate, power reference index price, gas reference index price, and certain energy prices. The heat rate call option is marked to market with changes in fair value recognized in current period earnings.

Commodity Derivatives

The Company enters into various energy related derivatives to manage the commodity price risk associated with power revenue and fuel costs for the Generation Facilities, including:

a)	Power Swap Contracts, which require payments to or from counterparties based upon the difference between the contract and the market price for a predetermined notional amount. These contracts are used to manage commodity price risk associated with changes in the ISOs power prices.

b)	Gas Swap Contracts, which require payments to or from counterparties based upon the difference between the contract and the market price for a predetermined notional amount. These contracts are used to manage commodity price risk at multiple delivery points associated with changes in fuel prices.

c)	Capacity Contracts, which require payments from counterparties based upon the difference between the contract and the market price for a predetermined notional amount.

d)	Option Contracts, which provide the Company the ability to buy or sell power at a fixed price.

e)	RGGI Contracts, which two parties agree to exchange a fixed number of allowances of a certain vintage year at a fixed price for a specific delivery month.

FUND III PROJECTS

Notes to the Condensed Consolidated Financial Statements

For the three and six months ended June 30, 2024

The Power Swap Contracts, Gas Swap Contracts, Capacity Contracts, Option Contracts, Heat Rate Call Option Contracts, and RGGI Contracts are entered into as part of the Company’s overall hedging strategy with respect to commodity price risk associated with energy gross margin. The Company records changes in the fair value of the commodity derivatives in the accompanying condensed combined statements of operations in the current period.

Fair Value Measurements

The following table sets forth by level within the fair value hierarchy the assets and liabilities of the Company that were accounted for at fair value on a recurring basis as of June 30, 2024. These assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels. The three levels of the fair value hierarchy defined by ASC 820 are as follows:

•	Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

•	Level 2 – Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and agreement prices for the underlying instruments, as well as other relevant economic measures. Substantially all these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data, or are supported by observable levels at which transactions are executed in the marketplace.

•	Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

FUND III PROJECTS

Notes to the Condensed Consolidated Financial Statements

For the three and six months ended June 30, 2024

The following table presents assets and liabilities measured and recorded at fair value on the Company’s condensed combined balance sheet and their level within the fair value hierarchy as of June 30, 2024 (in thousands):

	Fair value as of June 30, 2024
	Level 1	Level 2	Level 3	Total
Commodity Derivatives	$-	(124,019)	-	(124,019)
Capacity Contracts	-	(48,396)	-	(48,396)
Call Options	-	3,623	-	3,623
Heat Rate Call Options	-	-	(14,096)	(14,096)
RGGI Contracts	-	(2,099)	-	(2,099)
Assets (liabilities) from risk management activities, net	$-	(170,891)	(14,096)	(184,987)

For the periods ending June 30, 2024, the Company did not have any transfers between Levels 1, 2, or 3.

The following tables provide quantitative information for financial instruments classified as Level 3 in the fair value hierarchy for the six months ended June 30, 2024:

			Average
			YTD June 31,
		Significant Inputs	2024	Units
Heat rate call options	Model	Electricity regional prices	$54.87	Dollars/MWH
		Natural gas prices	$2.61	Dollars/MMBtu
		Power price volatility	69.4%
		Gas price volatility	56.0%

The following tables present information concerning the impact of derivative instruments on the accompanying condensed combined balance sheets and condensed combined statements of operations.

FUND III PROJECTS

Notes to the Condensed Consolidated Financial Statements

For the three and six months ended June 30, 2024

Impact of Derivative Instruments on the Accompanying Condensed Combined Balance Sheets

The following tables present the classifications and fair value of derivative instruments on the accompanying condensed combined balance sheets as of June 30, 2024 (in thousands):

Instrument	Balance sheet location	June 30, 2024
Derivatives not designated as hedging activities:
Interest rate swap	Assets from risk-management activities	$3,677
Interest rate swap	Assets from risk-management activities, long term	64
Interest rate swap	Liabilities from risk-management activities, long term	(118)
Heat rate call options	Liabilities from risk-management activities	(14,096)
Commodity Derivatives	Assets from risk-management activities	107,688
Commodity Derivatives	Assets from risk-management activities, long term	153,043
Commodity Derivatives	Liabilities from risk-management activities	(181,885)
Commodity Derivatives	Liabilities from risk-management activities, long term	(202,865)
Capacity contract	Assets from risk-management activities	9,490
Capacity contract	Assets from risk-management activities, long term	3,910
Capacity contract	Liabilities from risk-management activities	(34,002)
Capacity contract	Liabilities from risk-management activities, long term	(27,794)
RGGI contract	Liabilities from risk-management activities	(2,099)
Total derivatives, net liability		$(184,987)

Impact of Derivative Instruments on the Accompanying Condensed Combined Statements of Operations

The following table presents the classification and amount of the gains and losses on derivative instruments in the accompanying condensed combined statements of operations for the three and six-month ended June 30, 2024. The impact of derivative instruments that have not been designated as hedging instruments (in thousands):

		Amount of gain (loss) in income on derivative
		Three-months	Six-months
	Location of gain (loss) recognized	ended June 30,	ended June 30,
Instrument	in income on derivatives	2024	2024
Derivatives not designated as hedges:
Interest rate swaps	Interest expense, net	$6,446	$948
Commodity derivatives - power	Gain on risk management activities	129,671	98,001
Commodity derivatives - gas	Loss (Gain) on risk management activities	(26,288)	(18,873)
Heat rate call options	Gain on risk management activities	(10,783)	(12,294)
RGGI Contracts	Gain on risk management activities	(1,954)	(2,099)
Total gain in income on derivatives		$97,092	$65,683

Offsetting of Derivative Assets and Liabilities

The Company has elected to present derivative assets and liabilities on the balance sheets by offsetting amounts that could be netted pursuant to agreements with the Company’s counterparties.

FUND III PROJECTS

Notes to the Condensed Consolidated Financial Statements

For the three and six months ended June 30, 2024

The following tables present the gross and net derivative assets and liabilities and shows the effect if the offsetting amounts were shown net pursuant to agreements with the Company’s counterparties on the accompanying condensed combined balance sheet as of June 30, 2024 (in thousands):

	Gross amounts not	Offsetting amounts
	offset in financial	of derivative	Net amounts after
	statements as of	instruments as of	offset as of June
	June 30, 2024	June 30, 2024	30, 2024
Assets from risk management activities	$277,872	$(234,714)	$43,158
Liabilities from risk management activities	(462,859)	234,714	(228,145)
Net risk management activities	$(184,987)	$-	$(184,987)

(9)	Related Party Transactions

The Company receives certain overhead administrative and management services from an affiliate. These costs are not allocated to the Company. All other costs related to the operation and management of the Company are reflected in the accompanying and condensed combined statements of operations. Additionally, the Company provides certain overhead administrative services to an affiliate which are reflected in the accompanying and condensed combined balance sheets.

(10)	Members’ Equity

Profits, losses, and distributions are allocated in accordance with the provisions of the Company’s Limited Liability Company agreement. During the three and six months ended June 30, 2024, the Company made distributions in the amount of $24.7 million, and $24.7 million, respectively. For the three and six months ended June 30, 2024, the Company received contributions of $11.8 million and $22.7 million, respectively.

(11)	Commitments and Contingencies

The Company enters into contracts in the ordinary course of business that contain various representations, warranties, indemnifications, and guarantees. Some of the agreements contain indemnities that cover the other party’s negligence or limit the other party’s liability with respect to third-party claims, in which event the Company effectively indemnifies the other party. While there is the possibility of a loss related to such representations, warranties, indemnifications, and guarantees in the contracts and such loss could be significant, the Company considers the probability of loss to be remote. The Company, from time to time, is a party to certain other claims arising in the ordinary course of business. The Company is of the opinion that final disposition of these claims will not have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

(12)	Subsequent Events

On August 9, 2024, Helix Gen and Granite Energy contributed the equity interest of the Companies to a newly formed entity, Lightning Power, LLC, in exchange for 68% of Class A common units in Lightning.